Exhibit 10.7

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: US$441,000.00	Issue Date: June 07, 2021

CONVERTIBLE PROMISSORY NOTE

(Due: Immediately upon demand)

FOR VALUE RECEIVED, the undersigned, BOATIM INC., a Nevada corporation (the “Company”) promises to pay to the order of STEP WELL ADVISORY LIMITED, a Macao registered business with company registered No. SO53753 and address at Avenida Doutor Mario Soares, No. 320, Edificio Finance and IT Center of Macau, 5 andar A, Macao, or permitted assigns (hereinafter, with any subsequent holder, the “Holder”) the non-interest bearing principal sum of US$441,000.00.

1.	Application of Payments. All payments shall be in lawful money of the United States of America, except as set forth below in connection with conversion of this Note.

2.	Conversion Right. On Maturity Date, The Holder shall have the right at any time to convert all or any part of the outstanding and unpaid non-interest bearing principal into fully paid and non-assessable shares of Common Stock by submitting to the Borrower a Notice of Conversion.

3.	Conversion Price. The “Conversion Price” per share shall be equal to 80% (eighty per cent) of the 30 day average price per share of BOATIM INC. as published on official trading records, but no less than $0.10 per share of the Company´s Common Stock.

4.	Reservation of Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from pre-emptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note.

5.	Successors and Assigns. Subject to the restrictions on transfer set forth in this Note, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

6.	Assignment. This Note shall be assignable by the Holder with written consent of the Company.

7.	Waivers. The terms of this Note shall be construed and governed in accordance with the laws of Nevada.

8.	Amendment or Waiver. Any term of this Note may be amended or waived with the written consent of the Company and Holder. Any amendment or waiver effected in accordance with this section shall be binding upon Holder at the time outstanding, each future Holder of any Note and the Company.

9.	Notices. Any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after transmission by email. Notices shall be delivered (i) if to the Holder, to the address and contact information for Holder set forth in the Company’s books and records, and (ii) if to the Company, to the above stated address or at such other address as any party may designate by giving written notice to the other party.

10.	Severability. In the event any one or more of the provisions contained in this Note shall, for any reason, be held to be invalid, illegal, or unenforceable in whole or in part or in any respect, or in the event any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, such invalidity, illegality, or unenforceability shall not affect any other provision of this Note. In such instance, this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced or disturbed thereby.

11.	Delays or Omissions. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right o n any future occasion. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

12.	Headings. The headings in this Note are for convenience of reference only and shall not define or limit any terms or provisions hereof.

13.	Entire Agreement. This Note constitutes the entire agreement between the parties, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, Company has caused this Convertible Promissory Note to be signed in its name as of the date first above written.

BOATIM Inc.

Authorised Signatory

Agreed and Accepted by the Holder:

Authorised Signatory

EXHIBIT B

NOTICE OF CONVERSION

The undersigned hereby elects to convert $ ____________ of the principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of BOATIM Inc., a Nevada corporation (the “Borrower”), according to the conditions of the Convertible Promissory Note of the Borrower dated as of June 07, 2021 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐	The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal At Custodian system (“DWAC Transfer”).

Name of DTC Prime Broker:
Account Number:

☐	The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:

Address:

Date of Conversion:

Applicable Conversion Price:	$

Number of Shares of Common Stock to be Issued Pursuant to Conversion of the Notes:

Amount of Principal Balance Due remaining Under the Note after this conversion:

STEP WELL ADVISORY LIMITED

By:

Name:

Title:

Date: